UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2023
LPL Financial Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34963		20-3717839
(State or other jurisdictions of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

4707 Executive Drive,	San Diego,	California	92121
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code:

(800)	877-7210
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value $0.001 per share	LPLA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2023, the board of directors (the “Board”) of LPL Financial Holdings Inc. (the “Company”) appointed Matthew Audette as the Company’s principal accounting officer. Mr. Audette currently serves as the Company’s Chief Financial Officer and Head of Business Operations. Brent Simonich, the Company’s previous principal accounting officer, was appointed on May 11, 2023 to serve as the Company’s Chief Risk Officer.

Biographical information for Mr. Audette is incorporated herein by reference to the biographical information contained in the Company’s 2022 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on February 23, 2023. No new compensatory arrangements will be entered into with Mr. Audette in connection with his appointment as the Company’s principal accounting officer.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its 2023 annual meeting of stockholders (the “Annual Meeting”) on May 11, 2023. The stockholders of the Company considered and acted upon the following proposals at the Annual Meeting:

1. Election of Directors. By the vote reported below, the stockholders elected the following ten nominees to serve as directors of the Company for a term to end at the 2024 annual meeting of stockholders:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Dan H. Arnold	67,645,543	632,874	27,137	4,008,116
Edward C. Bernard	67,892,934	382,754	29,866	4,008,116
H. Paulett Eberhart	65,482,235	2,793,713	29,606	4,008,116
William F. Glavin, Jr.	67,042,673	1,233,077	29,804	4,008,116
Albert J. Ko	68,133,828	98,655	73,071	4,008,116
Allison H. Mnookin	66,780,820	1,497,396	27,338	4,008,116
Anne M. Mulcahy	66,816,303	1,462,021	27,230	4,008,116
James S. Putnam	65,094,517	3,185,199	25,838	4,008,116
Richard P. Schifter	65,235,528	3,040,110	29,916	4,008,116
Corey E. Thomas	66,942,338	1,331,482	31,734	4,008,116

2. Ratification of the Appointment of Deloitte & Touche LLP. The stockholders ratified the appointment of Deloitte & Touche LLP by the audit and risk committee of the Board as the Company’s independent registered public accounting firm for the current fiscal year. 68,932,683 shares voted for the proposal; 3,358,209 shares voted against the proposal; and 22,778 shares abstained from voting on the proposal. There were no broker non-votes on the proposal.

3. Advisory Vote on Named Executive Officer Compensation. The stockholders approved, on an advisory, non-binding basis, the compensation paid to the named executive officers of the Company, as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on March 30, 2023 relating to the Annual Meeting. 66,292,741 shares voted for the proposal; 1,949,741 shares voted against the proposal; and 63,072 shares abstained from voting on the proposal. There were 4,008,116 broker non-votes on the proposal.

4. Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation. By the vote reported below, the stockholders approved, on an advisory, non-binding basis, that the frequency of future advisory votes on the compensation paid to the named executive officers of the Company be every year.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
67,504,645	55,287	718,682	26,940	4,008,116

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Gregory M. Woods
Name: Gregory M. Woods
Title: Secretary

Dated: May 12, 2023